ERNST & YOUNG LLP   725 South Figueroa Street              Phone: (213) 977-3200
                    Los Angeles, California 90017-5418     www.ey.com


        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Service Providers," "Experts," and "Representations and Warranties" in the Combined Proxy Statement and Prospectus in the Registration Statement (Form N-14 No. 333-17391) of
Advisors Series Trust dated July 24, 2002 and Statement of Additional Information and to the incorporation by reference therein of our report dated May 13, 2002 on the financial statements of The Dessauer Global Equity Fund for the year ended March 31, 2002 filed with the Securities and Exchange Commission.



                                                         /s/ Ernst & Young LLP

Los Angeles, California July 22,
2002